EXHIBIT 2

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                                                                  EXECUTION COPY

                       NOTE AND WARRANT PURCHASE AGREEMENT



                          Dated as of February 22, 2005



                                     between



                           FISCHER IMAGING CORPORATION



                                       and



                       COMVEST INVESTMENT PARTNERS II LLC








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                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

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
ARTICLE 1         DEFINITIONS.....................................................................................1


ARTICLE 2         AGREEMENT TO PURCHASE; CLOSING..................................................................7

          2.1     Purchase of Initial Note........................................................................7
          2.2     Closing.........................................................................................7
          2.3     Additional Notes................................................................................7
          2.4     No Reborrowing..................................................................................9

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF COMVEST.......................................................9

          3.1     Organization....................................................................................9
          3.2     Accredited Investor.............................................................................9
          3.3     No Public Distribution..........................................................................9
          3.4     Subsequent Offers and Sales.....................................................................9
          3.5     Accuracy of ComVest's Representations and Warranties............................................9
          3.6     Information....................................................................................10
          3.7     Capacity and Authority.........................................................................10
          3.8     Due Execution..................................................................................10
          3.9     Brokers........................................................................................10
          3.10    No General Solicitation........................................................................10
          3.11    Domicile.......................................................................................10

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................10

          4.1     Organization...................................................................................10
          4.2     Capitalization.................................................................................11
          4.3     Issuance of the Securities and Warrant Shares..................................................12
          4.4     Legality.......................................................................................12
          4.5     Due Execution..................................................................................12
          4.6     Non-Contravention..............................................................................12
          4.7     Approvals......................................................................................12
          4.8     SEC Filings; Financial Statements..............................................................13
          4.9     Absence of Certain Changes.....................................................................15
          4.10    Insurance......................................................................................17
          4.11    Compliance with Law............................................................................17
          4.12    Absence of Litigation..........................................................................18
          4.13    Private Offering; Trust Indenture Act..........................................................18
          4.14    Brokerage Fees.................................................................................18
          4.15    Intellectual Property..........................................................................18
          4.16    Labor Relations................................................................................20
          4.17    Benefit Plans and Agreements...................................................................20
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
          4.18    Environmental, Health and Safety Matters.......................................................21
          4.19    FDA and Regulatory Matters; Clinical Trials....................................................22
          4.20    List of Material Contracts and Other Data......................................................23
          4.21    Tax Matters....................................................................................24
          4.22    Real Property; Title to Assets.................................................................25
          4.23    Rights Agreement Expired.......................................................................26
          4.24    Company Products...............................................................................26
          4.25    Certain Business Practices.....................................................................26
          4.26    Interested Party Transactions..................................................................26

ARTICLE 5         COVENANTS AND ACKNOWLEDGMENTS..................................................................27

          5.1     Transfer Restrictions..........................................................................27
          5.2     Restrictive Legend.............................................................................27
          5.3     Disclosure of Transaction......................................................................28
          5.4     Lock-Up of Executive Officer and Director Shares...............................................28
          5.5     Sales of Company Securities....................................................................28
          5.6     Reporting Status...............................................................................28
          5.7     Use of Proceeds................................................................................28
          5.8     Registration Rights............................................................................29
          5.9     Reservation of Common Stock Issuable upon Exercise of Warrants.................................29
          5.10    Covenant as to Common Stock....................................................................29
          5.11    Affirmative Covenants..........................................................................29
          5.12    Negative Covenants.............................................................................31
          5.13    Board of Directors.............................................................................32
          5.14    Removal or Resignation of ComVest Director.....................................................33
          5.15    Consulting Arrangement.........................................................................33

ARTICLE 6         CLOSING........................................................................................34

          6.1     Execution and Delivery of Transaction Documents................................................34
          6.2     Payment of Purchase Price......................................................................34
          6.3     Payment of Financing Fee and Commitment Fee; Reimbursement of ComVest Expenses.................34
          6.4     Officers' Certificate..........................................................................34
          6.5     Secretary's Certificate........................................................................34
          6.6     Certificate of Incorporation...................................................................35
          6.7     Good Standing Certificates.....................................................................35
          6.8     Pay-Off of Silicon Valley Bank Credit Facility.................................................35
          6.9     Appointment of ComVest Director................................................................35

ARTICLE 7         INDEMNIFICATION................................................................................35

          7.1     Indemnification of ComVest by the Company......................................................35
          7.2     Indemnification of the Company by Com Vest.....................................................36
          7.3     Third Party Claims.............................................................................36
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
          7.4     Non-Exclusive Remedies.........................................................................37

ARTICLE 8         EXPENSES.......................................................................................37


ARTICLE 9         SURVIVAL.......................................................................................37


ARTICLE 10        MISCELLANEOUS..................................................................................37

          10.1    Governing Law; Jurisdiction....................................................................37
          10.2    Counterparts...................................................................................38
          10.3    Headings.......................................................................................38
          10.4    Severability...................................................................................38
          10.5    Parties in Interest; Successors and Assigns....................................................38
          10.6    Remedies.......................................................................................38
          10.7    Amendments.....................................................................................38
          10.8    Merger.........................................................................................38
          10.9    Notices........................................................................................38
          10.10   Waiver of Jury Trial...........................................................................40


EXHIBITS

Exhibit A         Senior Secured Note
Exhibit B         Warrant
Exhibit C         Registration Rights Agreement
Exhibit D         Security Agreement
Exhibit E         Lock-Up Agreement
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                       NOTE AND WARRANT PURCHASE AGREEMENT

         THIS NOTE AND WARRANT PURCHASE AGREEMENT (this "AGREEMENT"), dated as of the 22nd day of February, 2005, is made by and between Fischer Imaging Corporation a Delaware corporation (the "COMPANY") and ComVest Investment Partners II LLC, a Delaware limited liability company ("COMVEST").

                                    RECITALS

         WHEREAS, ComVest wishes to purchase, and the Company wishes to sell and issue to ComVest, upon the terms and subject to the conditions stated in this Agreement, a senior secured promissory note of the Company in the principal amount of $5,000,000, in the form attached hereto as Exhibit A (the "INITIAL NOTE"); and

         WHEREAS, upon the terms and subject to the conditions stated in this Agreement, ComVest will commit to purchase additional senior secured promissory notes of the Company (i) in the principal amount of $2,000,000 (the "SECOND NOTE") upon the performance of certain conditions and (ii) subject to the purchase of the Second Note and certain further conditions, up to an aggregate principal amount of $3,000,000 (the "ADDITIONAL NOTES", and together with the Initial Note and the Second Note, the "NOTES"), each of which shall be in substantially the form of the Initial Note and shall have the same maturity as the Initial Note; and

         WHEREAS, in connection with the sale of the Initial Note, the Company will also issue to ComVest warrants to purchase 2,000,000 shares of the Company's Common Stock upon the terms and subject to the conditions of this Agreement in the form attached hereto as Exhibit B (each a "WARRANT" and collectively, the "WARRANTS"); and

         WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement, the parties hereto are also entering into, of even date herewith, a Registration Rights Agreement in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT") and a Security Agreement in the form attached hereto as Exhibit D (the "SECURITY AGREEMENT").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS:

                                    ARTICLE 1
                                   DEFINITIONS

         "ACTIVITIES TO DATE" shall have the definition provided in Section 4.19(b).

         "ADDITIONAL NOTE PURCHASE PRICE" shall have the definition provided in
Section 2.3.

         "ADDITIONAL NOTES" shall have the definition provided in the second paragraph of the Recitals.


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         "AFFILIATE" of a specified person shall mean a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

         "APPROVALS" shall have the definition provided in Section 4.19(b).

         "AGREEMENT" shall have the definition provided in the introductory paragraph.

         "BALANCE SHEET" shall have the definition provided in Section 4.8(b).

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

         "CAPITAL EXPENDITURES" shall mean all expenditures of the Company and its subsidiaries for tangible assets which are capitalized, and the fair value of any tangible assets leased by the Company or any of its subsidiaries under any lease which is or should be capitalized on the Company's consolidated balance sheet in accordance with GAAP, consistently applied, including all amounts paid or accrued in connection with the purchase (whether on a cash or deferred payment bases) or lease (including capitalized lease obligations) of any machinery, equipment, tooling, real property, improvements to real property (including leasehold improvements) or any other tangible asset of the Borrower or any of its subsidiaries which is required, in accordance with GAAP, consistently applied, to be treated as a fixed asset on the consolidated balance sheet of the Company and its subsidiaries.

         "CLAIM" shall have the definition provided in Section 7.3.

         "CLOSING" shall have the definition provided in Section 2.2.

         "CLOSING DATE" shall have the definition provided in Section 2.2.

         "CMS" shall have the definition provided in Section 4.19(a).

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMITMENT FEE" shall have the definition provided in Article 8.

         "COMMON STOCK" shall have the definition provided in the first paragraph of the Recitals.

         "COMPANY" shall have the definition provided in the introductory paragraph.

         "COMPANY INDEMNITEES" shall have the definition provided in Section
7.2.

         "COMPANY PRODUCTS" shall have the definition provided in Section
4.19(b).

         "COMVEST" shall have the definition provided in the introductory paragraph.

         "COMVEST DIRECTOR" shall have the definition provided in Section 5.13.

         "COMVEST EXPENSES" shall have the definition provided in Article 8.

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         "COMVEST INDEMNITIES" shall have the definition provided in Section
7.1.

         "COMVEST OBSERVER" shall have the definition provided in Section 5.13.

         "DEFAULT" shall mean any act, event, condition or circumstance which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

         "DERIVATIVE SECURITIES" shall have the definition provided in Section 4.2.

         "DISCLOSURE SCHEDULES" shall have the definition provided in Article 4.

         "EBITDA" shall have the definition provided in the Initial Note.

         "EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Company, any Affiliate or any predecessor of the Company for the benefit of any employee of the Company, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

         "ENVIRONMENTAL LAW" shall mean any federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances;
(ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

         "ENVIRONMENTAL PERMIT" shall have the definition provided in Section 4.18.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" shall mean any of the events specified in Section 6 of the Initial Note or the corresponding section of any Additional Note, provided that any requirement for the giving of notice, the passage of time, or both, or any other condition, has been satisfied.

         "EXCHANGE ACT" shall have the definition provided in Section 3.2.

         "EXECUTIVE OFFICERS" shall mean Harris Ravine, the Company's President and Chief Executive Officer, David Kirwan, the Company's Senior Vice President, Finance, Chief Financial Officer and Secretary, Mary Beth Wallingford, the Company's Controller, Scott Yarde,


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the Company's Vice President of Sales and Marketing, and Steven Moseley, the
Company's Vice President of Business Development.

         "FDA" shall have the definition provided in Section 4.19(a).

         "FDA CERTIFICATE" shall have the definition provided in Section 2.3.

         "FINANCIALS" shall have the definition provided in Section 4.8(b).

         "FINANCING FEE" shall have the definition provided in Article 8.

         "FISCHER EUROPE" shall have the definition provided in Section 6.5.

         "FISCHER INTERNATIONAL" shall have the definition provided in Section 6.5.

         "GAAP" shall have the definition provided in Section 4.8(b).

         "HAZARDOUS SUBSTANCES" means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; and (v) any other contaminant, substance, material or waste regulated by any governmental or regulatory authority pursuant to any Environmental Law.

         "HHS" shall have the definition provided in Section 4.19(a).

         "INDEBTEDNESS" shall mean, with respect to any person, (a) all indebtedness of such person, whether or not contingent, for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services, (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, consistently applied, recorded as capital leases, (f) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (g) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,


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primarily for the purpose of enabling the debtor to make payment of such
Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or other encumbrance on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.

         "INDEMNIFIED PARTY" shall have the definition provided in Section 7.3.

         "INDEMNIFYING PARTY" shall have the definition provided in Section 7.3.

         "INITIAL NOTE" shall have the definition provided in the first paragraph of the Recitals.

         "INITIAL NOTE PURCHASE PRICE" shall have the definition provided in
Section 2.1.

         "INTELLECTUAL PROPERTY" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, domain name, service mark (whether registered or unregistered), service mark application, copyright or rights of copyright (whether registered or unregistered), copyright application, mask work, mask work application, trade secret, customer list, system, computer software (including source code and object code), computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset, confidential information, ideas, and all other intellectual property or proprietary rights of any kind, including without limitation writings of any kind, printed or graphic matter (including all preparatory materials such as sketches, drafts, outtakes, outlines and drawings), and any audiovisual works, artwork, designs, photographs, video tapes, films, slides, tape recordings, music, and mechanicals; or (b) right to use or exploit any of the foregoing.

         "KNOWLEDGE OF THE COMPANY" shall mean the actual knowledge of any director of the Company or any Executive Officer and such knowledge that any such individual would obtain after the exercise of reasonable investigation.

         "LEASE DOCUMENTS" shall have the definition provided in Section
4.22(b).

         "LICENSED INTELLECTUAL PROPERTY" shall have the definition provided in
Section 4.15(b), and excludes any subscription or license to third party commercial publications, online services, online applications, and software applications, each of which are generally available for license or subscription fees of $25,000 or less per year.

         "LOSSES" shall have the definition provided in Section 7.1.

         "MATERIAL ADVERSE EFFECT" shall mean, when used in connection with the Company or any subsidiary of the Company, any event, circumstance, change or effect that is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole.


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         "MATERIAL CONTRACTS" shall have the definition provided in Section
4.20.

         "NOTES" shall have the definition provided in the second paragraph of the Recitals.

         "OIG" shall have the definition provided in Section 4.19(a).

         "OPTION PLANS" shall have the definition provided in Section 4.2.

         "OWNED INTELLECTUAL PROPERTY" shall have the definition provided in
Section 4.15(a).

         "PBGC" shall have the definition provided in Section 4.17(a).

         "PERMITS" shall have the definition provided in Section 4.11.

         "POST-CLOSING COMMITMENT" shall mean the commitment of ComVest to purchase the Second Note and the Additional Notes subject to and in accordance with Section 2.3.

         "PREFERRED STOCK" shall have the definition provided in Section 4.2.

         "REGISTRATION RIGHTS AGREEMENT" shall have the definition provided in the fourth paragraph of the Recitals.

         "RETURNS" shall have the definition provided in Section 4.21.

         "RIGHTS AGREEMENT" shall mean the Amended and Restated Rights Agreement between the Company and Computershare Trust Company, Inc. (as Rights Agent), dated as of November 9, 2001.

         "RIGHTS" shall have the definition under the Rights Agreement.

         "SECOND NOTE" shall have the meaning provided in the first paragraph of the Recitals.

         "SECOND NOTE CLOSING DATE" shall have the meaning provided in Section 2.3(a).

         "SECOND NOTE PURCHASE PRICE" shall have the meaning provided in Section 2.3(a).

         "SEC REPORTS" shall have the definition provided in Section 4.8(a).

         "SECURITIES" shall mean the collective reference to the Notes, the Warrants and the Warrant Shares.

         "SECURITIES ACT" shall have the definition provided in Section 3.3.

         "SECURITY AGREEMENT" shall have the definition provided in the fourth paragraph of the Recitals.

         "TAX" or collectively, "TAXES", shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and


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valued added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         "TRANSACTION DOCUMENTS" shall mean this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Security Agreement (including collateral assignments of Intellectual Property pursuant thereto).

         "WARRANT" and "WARRANTS" shall have the definition provided in the third paragraph of the Recitals.

         "WARRANT SHARES" shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants.

                                    ARTICLE 2
                         AGREEMENT TO PURCHASE; CLOSING

         2.1 PURCHASE OF INITIAL NOTE. Upon the terms and subject to the conditions set forth herein, the Company hereby agrees to issue and sell to ComVest and ComVest hereby agrees to purchase from the Company, at the Closing, the Initial Note in the principal amount of $5,000,000. The purchase price (the "INITIAL NOTE PURCHASE PRICE") for the Initial Note to be purchased hereunder is $5,000,000. In connection with the purchase of the Initial Note by ComVest, the Company shall issue the Warrants to ComVest at the Closing.

         2.2 CLOSING. The closing (the "CLOSING") of the purchase and sale of the Initial Note and the issuance of the Warrants will take place at the offices of Davis Graham & Stubbs LLP (or such other place as the parties may agree) on the date hereof. The date of the Closing is referred to herein as the "CLOSING DATE." At the Closing, the parties shall take such actions and make such deliveries as are provided in Article 6 below.

         2.3      ADDITIONAL NOTES.

                  (a) Second Note. Within five (5) calendar days after the receipt by ComVest of a certificate (the "FDA CERTIFICATE"), signed on behalf of the Company by its President and Chief Executive Officer, to the effect that (i) the FDA has completed its field audit at the Company and the Company has met with the lead auditor and conducted an exit (or completion) interview to review the results of the audit and to discuss with the lead auditor the findings, recommendations, citations and requirements that are likely to be, or, if then available, that are contained in the FDA's written report (including any Form
483) to be issued in connection with the audit, (ii) based on the exit interview, such written report (including any Form 483), if any, and taking into account discussions with the FDA audit team during the course of the audit, to the Company's knowledge, neither the FDA audit report, when issued, nor any interim finding, order or requirement issued by the FDA in connection with the audit contains or recommends any of the following: (A) any order requiring closure of one or more of the Company's present or contemplated lines of business; (B) any order requiring a product recall, which, if required to be implemented in accordance with its terms, would reasonably be expected to have a Material Adverse Effect; (C) the imposition of any fines that would reasonably be expected to have a



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Material Adverse Effect; or (D) any requirement to change the practices or business operations of the Company in a manner materially inconsistent with its present method of operation (except for such matters which the Company is then contesting in good faith) unless such changes are not reasonably expected to have a Material Adverse Effect or to have a materially adverse impact on its presently forecasted results of operations for 2005 and 2006 and (iii) the Company wishes to issue and sell the Second Note, ComVest shall purchase the Second Note. The purchase price for the Second Note to be purchased hereunder is $2,000,000 (the "SECOND NOTE PURCHASE PRICE"), which shall be payable by wire transfer of immediately available funds to the Company at the time of closing of such Second Note purchase (the "SECOND NOTE CLOSING Date"). If the FDA Certificate is not received by ComVest by November 15, 2005, then the Post-Closing Commitment shall automatically terminate and be of no further force or effect.

                  (b) Subsequent Notes. Within twenty (20) calendar days after written request made by the Company at any time and from time to time subsequent to the Second Note Closing and before November 15, 2005, ComVest shall purchase one or more Additional Notes, provided that (a) each such request to purchase an Additional Note shall be in the minimum amount of $750,000 (or such lesser amount as shall constitute the remaining unfunded portion of the Post-Closing Commitment), (b) ComVest shall not be required to purchase Additional Notes in any amount in excess of (i) $750,000 in the aggregate pursuant to a request made by the Company between the Second Note Closing Date and May 5, 2005, (ii) $1,500,000 in the aggregate pursuant to a request made by the Company between the Second Note Closing Date and August 5, 2005, (iii) $2,500,000 in the aggregate pursuant to a request made by the Company between the Second Note Closing Date and November 5, 2005 and (iv) $3,000,000 in the aggregate pursuant to a request made by the Company between the Second Note Closing Date and November 15, 2005, and (c) the aggregate principal amount of Additional Notes required to be purchased hereunder shall in no event and under no circumstances exceed $3,000,000. The purchase price for each Additional Note shall be an amount equal to the principal amount of such Additional Note (the "ADDITIONAL NOTE PURCHASE PRICE"), which shall be payable by wire transfer of immediately available funds to the Company at the time of closing of such Additional Note purchase.

                  (c) Additional Conditions. ComVest's obligation to purchase the Second Note or any Additional Note(s) hereunder is expressly subject to and conditioned upon the following: (A) the Closing shall have occurred and, with respect to the Additional Notes, the Second Note shall have been issued, (B) no Default or Event of Default shall exist at the time of the Company's delivery of the FDA Certificate or request to ComVest under Section 2.3(b), as the case may be, and at the time of the closing of such Second Note or Additional Note purchase, (C) in the FDA Certificate or in the request for the purchase of the Additional Note, as the case may be, the Company shall certify to ComVest that no Default or Event of Default then exists, (D) immediately prior to ComVest's payment for such Second Note or Additional Note, the Company shall certify in writing to ComVest that no Default or Event of Default then exists, and (E) the Company shall pay to ComVest, at the time of the Second Note purchase and each Additional Note purchase, an additional financing fee in an amount equal to 1.25% of the subject Second Note Purchase Price or Additional Note Purchase Price, as the case may be. In no event and under no circumstances shall ComVest be required to purchase any Additional Notes based upon any request made by the Company subsequent to November 15, 2005, and in the event that any of the Notes shall be accelerated or shall be declared to be immediately due and payable in either case by reason of any Event of Default, then the Post-Closing Commitment (or the remaining portion thereof not theretofore funded) shall automatically terminate and be of no further force or effect.

         2.4 NO REBORROWING. Any principal amounts repaid or prepaid under any of the Notes may not be reborrowed.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF COMVEST

         ComVest hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement, except for representations and warranties that are made only as of a specific date, which are true and correct as of such specific date.

         3.1 ORGANIZATION. ComVest is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware.

         3.2 ACCREDITED INVESTOR. ComVest is: (i) experienced in making investments of the kind contemplated by this Agreement; (ii) able, by reason of its business and financial experience, to protect its own interests in connection with the transactions contemplated by this Agreement; (iii) able to afford the entire loss of its investment in the Securities; (iv) an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act; and (v) not a broker-dealer as such term is defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT").

         3.3 NO PUBLIC DISTRIBUTION. ComVest is acquiring the Securities for its own account, for investment purposes only, and not with a present view towards the public sale or distribution thereof, except pursuant to a sale or sales that are registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT") or exempt from such registration. ComVest has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

         3.4 SUBSEQUENT OFFERS AND SALES. All subsequent offers and sales of the Securities by ComVest shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration; with any offers and sales which are being made pursuant to an applicable exemption from registration being accompanied by a customary legal opinion obtained by ComVest, which legal opinion shall be reasonably satisfactory to the Company and the Company's legal counsel.

         3.5 ACCURACY OF COMVEST'S REPRESENTATIONS AND WARRANTIES. ComVest understands that the Securities are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of ComVest's representations and warranties contained in the Transaction Documents and any ancillary documents thereto, as applicable, and ComVest's compliance with the Transaction Documents and any ancillary documents thereto, in order to determine the availability of such exemptions and the eligibility of ComVest to acquire the Securities in accordance with the terms and provisions of the Transaction Documents.

         3.6 INFORMATION. ComVest: (i) has been provided with and has reviewed all requested information concerning the business of the Company, including, without limitation, the Company's SEC Reports and (ii) has had all requested access to the management of the Company and has had the opportunity to ask questions of the management of the Company.

         3.7 CAPACITY AND AUTHORITY. ComVest has the requisite capacity and authority to execute, deliver and perform each of the Transaction Documents and any and all ancillary documents thereto and to consummate the transactions contemplated thereby.

         3.8 DUE EXECUTION. This Agreement and the other Transaction Documents, and any ancillary documents thereto, have been duly and validly authorized by ComVest and have been duly executed and delivered by ComVest, and such agreements, when executed and delivered by each of the other parties thereto, will each be a valid and binding agreement of ComVest, enforceable against ComVest in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity.

         3.9 BROKERS. ComVest has not employed, engaged or retained, or otherwise incurred any liability to, any person as a broker, finder, agent or other intermediary in connection with the transactions contemplated herein.

         3.10 NO GENERAL SOLICITATION. ComVest has not learned of the investment in the Securities as a result of any public advertising or general solicitation.

         3.11 DOMICILE. ComVest has its principal place of business in the jurisdiction set forth below ComVest' s name in the notice provisions of this Agreement.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to ComVest that the following representations and warranties are true and correct on and as of the date of this Agreement, except for representations and warranties that are made only as of a specific date, which are true and correct as of such specified date. The disclosure schedules ("DISCLOSURE SCHEDULES") contemplated by this
Article 4 have been arranged to correspond to the numbered and lettered sections of this Article 4 and have been delivered concurrently with the execution of this Agreement. Any items referenced in a section of such Disclosure Schedules will be deemed to be included in the Disclosure Schedule sections of any reasonably related representations.

         4.1 ORGANIZATION. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly incorporated and validly existing under the laws of its respective jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.1 (which sets forth for each subsidiary of the Company the number of issued and outstanding shares of each class of capital stock of each such subsidiary of the Company and the record and beneficial owner of such outstanding shares), all of the outstanding shares of capital stock of the Company's subsidiaries is owned, beneficially and of record, either directly or indirectly (through another subsidiary) by the Company, free and clear of all liens and other encumbrances. Except as disclosed in Schedule 4.1, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Each of the Company and its subsidiaries has all requisite corporate power and authority, and holds all licenses, permits and other required authorizations from governmental authorities, necessary to conduct its business as it is now being conducted or proposed to be conducted and to own or lease its properties and assets as they are now owned or held under lease, except to the extent the failure to hold such licenses, permits and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect. The Certificates of Incorporation, By-laws or equivalent organizational documents of the Company and each of its subsidiaries are in full force and effect and (i) the Company is not in violation of any of the provisions of its Certificate of Incorporation or By-laws and (ii) none of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation, By-laws or equivalent organizational documents except for violations that would not, individually or in the aggregate, have a Material Adverse Effect.

         4.2 CAPITALIZATION. On the date hereof, the authorized capital of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $.01 par value per share ("PREFERRED STOCK"). On the date hereof, there are 9,348,484 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. Except for grants of rights to purchase shares of the Company's Common Stock under the Company's 1991 Stock Option Plan, as amended, 1993 Non-Employee Director Stock Option Plan, as amended, and the Company's 2004 Stock Incentive Plan and under other options granted to officers, employees, and consultants as compensation (the "OPTION PLANS"), in each case as set forth on Schedule 4.2 (which sets forth (i) the total number of options which have been granted by the Company, whether such options were granted pursuant to the Option Plans or otherwise, (ii) the name of each person who holds such an option, (iii) the particular plan pursuant to which such option was granted, (iv) the number of shares of Company Common Stock subject to such option, (v) the exercise or purchase price of such option, (vi) the date on which such option was granted, (vii) the applicable vesting schedule, (viii) the date on which such option expires, and (ix) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement), there are no options, warrants or convertible securities of the Company or any other rights to acquire securities of the Company (collectively, the "DERIVATIVE SECURITIES"). All outstanding securities of the Company are duly authorized, validly issued, fully paid and nonassessable. No stockholder of the Company is entitled to any preemptive rights with respect to the purchase of or sale of any securities by the Company. Except (a) for the Warrant Shares as contemplated herein, (b) for 3,392,000 shares of Common Stock reserved for issuance under the Company's Option Plans, or (c) as set forth in Schedule 4.2, none of the shares of capital stock of the Company is reserved for any purpose, and the Company is neither subject to any obligation (contingent or otherwise), nor has any option, to repurchase or otherwise acquire or retire any shares of its capital stock. Except as set forth in Schedule 4.2, all outstanding shares of Common Stock, all outstanding Company stock options and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with all applicable securities laws and other applicable laws, rules and regulations and all material requirements set forth in applicable contracts, except for such noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect.

         4.3 ISSUANCE OF THE SECURITIES AND WARRANT SHARES. The Notes and the Warrants have been duly and validly authorized, issued and delivered, free and clear of any liens or other encumbrances imposed by or through the Company, and the Warrant Shares when issued in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and nonassessable, will be free and clear of any liens or other encumbrances imposed by or through the Company, and will not be subject to preemptive rights. There are no preemptive rights of any stockholder of the Company to acquire the Securities. The Company has duly reserved from its authorized and unissued shares of Common Stock 2,000,000 shares of Common Stock for issuance upon exercise of the Warrants.

         4.4 LEGALITY. The Company has the requisite corporate power and authority to enter into each of the Transaction Documents and to issue and deliver the Securities.

         4.5 DUE EXECUTION. This Agreement and the other Transaction Documents, and any ancillary documents thereto, have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the other Transaction Documents, and this Agreement and the other Transaction Documents and any ancillary documents thereto have been duly executed and delivered by the Company, and such agreements, when executed and delivered by each of the other parties thereto, will be the legal, valid and binding agreement and obligation of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity.

         4.6 NON-CONTRAVENTION. The execution and delivery of the Transaction Documents, and the performance by the Company of its obligations thereunder, does not (i) constitute or result in a violation of either the Certificate of Incorporation or By-laws of the Company, or (ii) constitute a default under (or an event which with notice or lapse of time or both could become a default) or give to others any rights of termination, amendment or cancellation of, any agreement, indenture or instrument to which the Company is a party unless the same shall have been waived or consented to by the other party, or result in a violation of any law, rule, regulation, order, judgment or decree (foreign or domestic and including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected other than any of the foregoing matters in this clause (ii) which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 4.6, neither the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement nor the offering or sale of the Notes, the Warrants and the Warrant Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied on or prior to the date hereof, for or relating to the registration of any shares of the Common Stock.

         4.7 APPROVALS. Other than the filing of a registration statement with the SEC as contemplated by the Registration Rights Agreement, and the receipt by the Company of approval from the SEC for such registration statement to be declared effective, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market is required to be obtained by the Company for the entry into or the performance of the Transaction Documents.

         4.8      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Except as set forth on Schedule 4.8(a), the Company has filed, and as of the Closing will have filed, all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since December 31, 2003, and the Company has made the same available to ComVest in the form filed with the SEC. All such registration statements, prospectuses, reports, schedules, forms, statements and other documents filed since December 31, 2003 (including those that the Company may file subsequent to the date of this Agreement), as amended, are referred to herein as the "SEC REPORTS." As of their respective dates, the SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed SEC Report. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (the "FINANCIALS") (i) complied in all material respects as to form with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form l0-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated. The balance sheet of the Company as of September 30, 2004 contained in the SEC Reports is hereinafter referred to as the "BALANCE SHEET."

                  (c) Except as disclosed in the Financials, since the date of the Balance Sheet and through the date of this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a consolidated balance sheet, except for (i) liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practices which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) liabilities set forth on Schedule 4.8(c), and
(iii) liabilities incurred pursuant to this Agreement.

                  (d) The Company has heretofore furnished to ComVest complete and correct copies of all material amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

                  (e) The Company has made available to ComVest all comment letters received by the Company from the SEC or the staff thereof since December 31, 2003 and all responses to such comment letters filed by or on behalf of the Company.

                  (f) To the Company's knowledge, each director and executive officer of the Company has filed with the SEC all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since December 31, 2003.

                  (g) The Company has timely filed and made available to ComVest all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act, or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any SEC Report. Except as disclosed in the SEC Reports or as set forth in Schedule 4.8(g), the Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act and such controls and procedures are effective to ensure that all material information concerning the Company and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's SEC filings and other public disclosure documents. As used in this Section 4.8, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

                  (h) The Company maintains a standard system of accounting established and administered in accordance with GAAP. Except as set forth in
Schedule 4.8(h), the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (i)    Since December 31, 2003, except as set forth in
Schedule 4.8(i), neither the Company nor any subsidiary nor, to the Company's knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any subsidiary has engaged in questionable accounting or auditing practices. No attorney representing the Company or any subsidiary, whether or not employed by the Company or any subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company. Except as set forth in the SEC Reports or in Schedule 4.8(i), since December 31, 2003, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Board of Directors or any committee thereof.

                  (j) To the knowledge of the Company, except at set forth on Schedule 4.8(j), no employee of the Company or any subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law, rule, regulation or order. Neither the Company nor any subsidiary nor any officer, employee, contractor, subcontractor or agent of the Company or any such subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. ss. 1514A(a).

                  (k) All accounts receivable of the Company and its subsidiaries reflected on the Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with SEC regulations and GAAP applied on a consistent basis and are not to the knowledge of the Company subject to valid defenses, set-offs or counterclaims. To the knowledge of the Company, the Company's reserve for contractual allowances and doubtful accounts is adequate and has been calculated in a manner consistent with past practices. Since the date of the Balance Sheet, neither the Company nor any of its subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company or any of its subsidiaries sells goods, fills orders or records sales.

                  (l) Other than as set forth in Schedule 4.8(1), all accounts payable of the Company and its subsidiaries reflected on the Balance Sheet or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since the date of the Balance Sheet, the Company and its subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

                  (m) Other than as set forth in Schedule 4.8(m), as of the date hereof, the Company and its subsidiaries have no Indebtedness except (i) pursuant to the credit facility with Silicon Valley Bank (which is to be repaid in full at Closing in accordance with Section 6.8, using proceeds of the Initial Note Purchase Price), and (ii) accounts payable, trade payables and capital lease obligations incurred by the Company and its subsidiaries in the ordinary course of business, consistent with past practices.

         4.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 2003, except as set forth in Schedule 4.9, or as expressly contemplated by this Agreement, or specifically disclosed in the SEC Reports filed since December 31, 2003 and prior to the date of this Agreement, (a) the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (b) there has not been any event, circumstance, change or effect that, individually or in the aggregate, would have a Material Adverse Effect, and (c) in furtherance, and not in limitation, of the foregoing, none of the Company or any subsidiary has, directly or indirectly:

                  (i) amended or otherwise changed its Certificate of Incorporation or By-laws or equivalent organizational documents;

                  (ii) issued, sold, pledged, disposed of, granted or encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any subsidiary, or (B) any assets of the Company or any subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

                  (iii) declared, set aside, made or paid any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (iv) reclassified, combined, split, subdivided or redeemed, or purchased or otherwise acquired, directly or indirectly, any of its capital stock;

                  (v) (A) acquired (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any significant amount of assets; (B) incurred any material Indebtedness or issued any debt securities or assumed, guaranteed or endorsed, or otherwise become responsible for, the obligations of any person, or made any loans or advances, or granted any security interest in any of its assets, except in the ordinary course of business and consistent with past practice; (C) entered into any material contract or agreement other than in the ordinary course of business and consistent with past practice; (D) authorized, or made any commitment with respect to, any single capital expenditure which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $200,000 for the Company and its subsidiaries taken as a whole; or (E) entered into or amended any contract, agreement, commitment or arrangement with respect to any matter set forth in this clause (v);

                  (vi) hired any executive officer or individual with an employment agreement, increased the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries, wages, bonuses, incentives or benefits of employees of the Company or any subsidiary who are not directors or officers of the Company or any subsidiary, or granted any severance or termination pay to, or entered into any employment or severance agreement with, any director, officer or other employee of the Company or of any subsidiary, or established, adopted, entered into or amended any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (vii) taken any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

                  (viii) made any Tax election or settled or compromised any United States federal, state, local or non-United States income Tax liability;

                  (ix) paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (x) amended, modified or consented to the termination of any Material Contract, or amended, waived, modified or consented to the termination of any material rights of the Company or any subsidiary thereunder, other than in the ordinary course of business and consistent with past practice;

                  (xi) commenced or settled any material litigation, suit, claim, action or proceeding;

                  (xii) permitted any item of Owned Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, failed to perform or make any material filings, recordings or other similar actions or filings applicable to the Owned Intellectual Property, or failed to pay all fees and Taxes required to maintain and protect its interest in each and every item of Owned Intellectual Property;

                  (xiii) failed to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or

                  (xiv) announced an intention, entered into any formal or informal agreement or otherwise made a commitment, to do any of the foregoing.

         4.10 INSURANCE. The Company and its subsidiaries maintain property and casualty, general liability, personal injury and other similar types of insurance that are reasonably adequate and consistent with industry standards and historical claims experience. Except as set forth in Schedule 4.10, the Company and its subsidiaries have not received notice from, and have no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or its subsidiaries) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company or any of its subsidiaries presently in force.

         4.11 COMPLIANCE WITH LAW. Except as set forth in Schedule 4.11, the Company and its subsidiaries are in compliance in all material respects with all statutes, laws, rules, regulations and orders of the United States and of all states, municipalities and applicable agencies and foreign jurisdictions or bodies which are applicable to the Company, any of its subsidiaries, any of their assets or properties or any of their businesses or operations, and the prior failure, if any, by the Company or its subsidiaries to have fully complied with any such statute, law, rule, regulation or order has not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any governmental or regulatory authority necessary for each of the Company or its subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect (the "PERMITS"). As of the date of this Agreement, no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened.

         4.12 ABSENCE OF LITIGATION. Except as disclosed in the SEC Reports or as set forth in Schedule 4.12, there is no action, suit, formal inquiry or investigation, or proceeding before or by any governmental or regulatory authority, court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened, against or affecting the Company or any of its subsidiaries, or any of their assets, properties, business or operations, in which an unfavorable decision, ruling or finding would, individually or in the aggregate, have a Material Adverse Effect or adversely affect the transactions contemplated by the Transaction Documents or the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents. Except as disclosed in the SEC Reports or as set forth in Schedule 4.12, neither the Company nor any of its subsidiaries nor any property, asset, business or operation of the Company or any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any governmental or regulatory authority, or any order, writ, judgment, injunction, decree, determination or award of any governmental or regulatory authority that would, individually or in the aggregate, have a Material Adverse Effect.

         4.13 PRIVATE OFFERING; TRUST INDENTURE ACT. Subject to the accuracy of ComVest's representations and warranties set forth in Article 3 hereof, the offer, sale and issuance of the Securities, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and the Company is not required to qualify an indenture relating to the Notes under the Trust Indenture Act of 1939, as amended. Prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement, the Company agrees not to take any action that would render the issuance and sale of such Securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Securities by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

         4.14 BROKERAGE FEES. The Company and its subsidiaries have not incurred any liability for any consulting fees or agent's commissions in connection with the offer and sale of the Securities and the transactions contemplated by this Agreement, except that the Company shall, at Closing, pay the Financing Fee and the Commitment Fee, and shall, at the time of the purchase of the Second Note and any Additional Notes, pay the additional financing fee described in Section 2.3(c).

         4.15     INTELLECTUAL PROPERTY.

                  (a) Schedule 4.15(a) sets forth all material Intellectual Property owned by the Company and its subsidiaries ("OWNED INTELLECTUAL PROPERTY"), including the name, if any, and a brief description thereof. Except as set forth in Schedule 4.15(a), to the knowledge of the Company, either the Company or one of its subsidiaries holds good, valid and indefeasible title to all Owned Intellectual Property, free and clear of any liens or encumbrances of any kind, except for: (i) any lien for current taxes not yet due and payable, and (ii) liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of such assets subject thereto or materially impair the operations of the Company and its subsidiaries.

                  (b) Schedule 4.15(b) further sets forth: (i) all material Intellectual Property licensed by the Company or any of its subsidiaries from third parties and used in the conduct of the business of the Company and its subsidiaries ("LICENSED INTELLECTUAL PROPERTY"), including a brief description thereof; (ii) with respect to any Owned Intellectual Property that is the subject of any registration or pending application in any jurisdiction worldwide, the names of the jurisdictions, any registration and/or application serial numbers, current status, any action, filing, submission, or maintenance fee due, and the date by which any of the foregoing are due; (iii) a brief description of all material licenses, sublicenses, and other agreements pursuant to which the Company (or any of its subsidiaries) or any sublicensee of the Company (or any of its subsidiaries) has granted to any third party the right to use any of the Owned Intellectual Property; (iv) all other material consents, indemnifications, forbearances to sue, settlement agreements and licensing or cross-licensing arrangements to which the Company or any of its subsidiaries is a party relating to the Owned Intellectual Property; and (v) any ongoing royalty or payment obligations with respect to the Licensed Intellectual Property.

                  (c) To the knowledge of the Company, the Company and its subsidiaries have a valid right to use, license, and otherwise exploit all Licensed Intellectual Property and any rights thereunder will not be affected by the Company entering into this Agreement and the agreements and transactions contemplated hereby. Except as set forth in Schedule 4.15(c), neither the Company nor any of its subsidiaries is under any obligation to pay royalties or other payments in connection with any license, sublicense, or other agreement, nor restricted from assigning its rights under any sublicense or agreement respecting the Licensed Intellectual Property, nor will the Company or any of its subsidiaries otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Licensed Intellectual Property.

                  (d) To the knowledge of the Company, each of the Company's and its subsidiaries' rights in all of the Owned Intellectual Property are valid, subsisting, and enforceable. None of the Owned Intellectual Property or any registrations therefor have been canceled or adjudicated invalid or unenforceable, or are subject to any outstanding order, judgment, or decree restricting its use or adversely affecting or reflecting the Company's or any of it subsidiaries' rights thereto. All Owned Intellectual Property that is the subject of a registration or pending application is valid, subsisting, unexpired, in proper form and all renewal fees and other maintenance fees that have fallen due on or prior to the Closing Date have been paid. Either the Company or its applicable subsidiary has timely made all filings and payments with the appropriate foreign and domestic intellectual property offices required to maintain in subsistence all Owned Intellectual Property. No due dates for filings or payments concerning any Owned Intellectual Property (including, without limitation, office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) fall due within ninety
(90) days of the Closing Date, whether or not such due dates are extendable. All documentation necessary to confirm and effect the Company's and its subsidiaries' ownership of and rights in any Owned Intellectual Property that is the subject of a registration or pending application acquired by the Company or any of its subsidiaries from third parties has been filed in the United States Patent and Trademark Office and the United States Copyright Office, and all other relevant intellectual property offices and agencies in other jurisdictions. Except as set forth in Schedule 4.15(d), no Owned Intellectual Property is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.

                  (e) The consummation of the transactions contemplated hereby will not materially alter or impair any Owned Intellectual Property. To the knowledge of the Company, no Owned Intellectual Property has been used, divulged, disclosed or appropriated to the detriment of the Company or any of its subsidiaries for the benefit of any third party; and, to the knowledge of the Company, no employee or agent of the Company or any of its subsidiaries has misappropriated any material trade secrets or other material confidential information of any third party in the course of the performance of his or her duties as an employee of the Company or any of its subsidiaries. To the knowledge of the Company and except as set forth in Schedule 4.15(e): (i) none of the Owned Intellectual Property infringes, misappropriates, or conflicts with any Intellectual Property owned or used by any other third party; (ii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company or any of its subsidiaries is infringing, misappropriating, or making any unlawful or unauthorized use of any Intellectual Property owned or used by any other third party, and the Company and its subsidiaries have all rights and licenses reasonably necessary in order to make, have made, use or sell such products; (iii) no third party is infringing, misappropriating or making any unlawful or unauthorized use of, and no Intellectual Property owned or used by any other third party infringes or conflicts with, any Owned Intellectual Property; and (iv) except as set forth in
Schedule 4.15, there is no claim, suit, action or proceeding pending or threatened or asserted against the Company or any of its subsidiaries: (A) alleging any conflict or infringement by the Company or any of its subsidiaries of any third party's intellectual property or proprietary rights; or (B) challenging the Company's or any of its subsidiaries' ownership or use of, or the validity or enforceability of, any of the Owned Intellectual Property or the Licensed Intellectual Property.

         4.16 LABOR RELATIONS. Except as set forth on Schedule 4.16, there are no complaints, charges or claims against the Company or any of its subsidiaries pending or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of such complaint, charge or claim. Neither the Company nor any of its Affiliates has any liability for any failure to comply with applicable legal requirements with respect to employment, employment practices, terms and conditions of employment, wages and hours, tax withholding, payment of wages and compensation, Company-owed employment taxes, and/or classification of employees and independent contractors, except as would not, individually or in the aggregate, have a Material Adverse Effect.

         4.17 BENEFIT PLANS AND AGREEMENTS. Except as would not, individually or in the aggregate, have a Material Adverse Effect:

                  (a) The Company and all Affiliates have substantially performed all obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to, the terms of any Employee Plan, and each Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable legal requirements, including, without limitation, ERISA and the Code.

                  (b) The Company has no liabilities under its Employee Plans, other than (i) routine claims for benefits, (ii) funding obligations pursuant to the terms of such Employee Plans, and (iii) taxes due in the normal course that may be paid prior to their due date.

                  (c) The Company does not maintain, administer or contribute to, has never maintained, administered or contributed to, and has no liability under any employee benefit plan (i) that is subject to Title IV of ERISA; (ii) that is a "multiemployer plan" as defined in Section 3(37) of ERISA; or (iii) that is not subject to United States law or that covers or has covered employees of the Company or of an Affiliate whose services are performed primarily outside of the United States.

                  (d) Except as set forth on Schedule 4.17, with respect to any Employee Plan, as of the Closing Date, there will have been no prohibited transactions (as defined in Section 4975(c) of the Code and Section 406 of ERISA) that could result in the imposition of a liability against the Company or reportable events (as defined in Section 4043(b) of ERISA and regulations thereunder).

                  (e) The Company has no liability with respect to any Employee Plan that is maintained or contributed to by an Affiliate.

                  (f) No Employee Plan provides (except at no cost to the Company or any Affiliate), or represents any liability of the Company or any Affiliate to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable legal requirements.

         4.18 ENVIRONMENTAL, HEALTH AND SAFETY MATTERS. Except as described in
Schedule 4.18 or as would not, individually or in the aggregate, have a Material Adverse Effect (a) none of the Company nor any of its subsidiaries has violated or is in violation of any Environmental Law; (b) none of the properties currently or formerly leased or operated by the Company or any of its subsidiaries (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance resulting from any act or omission of the Company or any of its subsidiaries and none of the properties formerly owned by the Company or any of its subsidiaries (including, without limitation, soils and surface and ground waters) were, during the time of the Company's or such subsidiaries' ownership thereof, contaminated with any Hazardous Substance; (c) none of the Company or any of its subsidiaries is actually, potentially or allegedly liable for any off-site contamination by Hazardous Substances; (d) none of the Company or any of its subsidiaries is actually, potentially or allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (e) each of the Company and each of its subsidiaries has all permits, licenses and other authorizations required under any Environmental Law ("ENVIRONMENTAL PERMITS") and (1) each of the Company and each of its subsidiaries is in compliance with its Environmental Permits.

         4.19     FDA AND REGULATORY MATTERS; CLINICAL TRIALS.

                  (a) Except as set forth in Schedule 4.19(a) or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries is in compliance with all applicable laws, regulations, rules, and policies of or administered by, as the case may be, the United States Department of Health and Human Services ("HHS") and each of its constituent agencies, including, but not limited to, the Food and Drug Administration ("FDA"), the Centers for Medicare & Medicaid Services ("CMS"), and the Office of Inspector General ("OIG"), and with all laws, regulations, rules, and policies of or administered by their respective foreign counterparts, and state and local governments. For purposes of applying this section, any responsibility of the Company or any of its subsidiaries under any of the aforementioned laws, rules, regulations or policies that has been transferred by the Company or such subsidiary through contract to another person or entity, shall for purposes of ascertaining compliance with this section, be deemed to be the responsibility of the Company notwithstanding any contract to the contrary.

                  (b) Except as set forth in Schedule 4.19(b) or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries has obtained all necessary and applicable approvals, clearances, authorizations, licenses and registrations required by United States or foreign governments or government agencies to permit the design, development, pre-clinical and clinical testing, manufacture, labeling, sale, distribution and promotion of the Company's products (the "COMPANY PRODUCTS") in jurisdictions where it and they currently conduct such activities (the "ACTIVITIES TO DATE") with respect to each Company Product (collectively, the "APPROVALS"). The Company and each of its subsidiaries is in compliance in all material respects with the terms and conditions of each of the Approvals and has no reason to believe that any governmental entity will seek to revoke or otherwise cancel or amend the Approvals.

                  (c) The Company and each of its subsidiaries is in compliance with all FDA and non-United States equivalent agencies and similar state and local laws, rules or regulations applicable to the maintenance, compilation and filing of reports, including medical device reports, with regard to the Company Products, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 4.19(c) sets forth a list of all applicable adverse event reports related to the Company Product, including any Medical Device Reports (as defined in 21 CFR part
803). Set forth on Schedule 4.19(c) are complaint review and analysis reports of the Company and its subsidiaries in connection with the their business through the date hereof, including information regarding complaints, categorized by product and root cause analysis of closed complaints, which reports are correct in all material respects.

                  (d) Except as set forth in Schedule 4.19(d), none of the Company nor any of its subsidiaries has received any written notice or other written communication from the FDA or any other governmental entity and has no reason to believe that it will receive such notice for any act or omission antedating this Agreement: (i) contesting the pre-market clearance or approval of, the uses of or the labeling and promotion of any of the Company Products; or
(ii) otherwise alleging any violation of any laws, rules or regulations by the Company, any such subsidiary or any of their employees or contractors.

                  (e) There have been no recalls, field notifications or seizures ordered or adverse regulatory actions taken (or, to the knowledge of the Company, threatened), including but not limited to FDA Form 483 and FDA Warning Letters, or any other governmental entity with respect to any of the Company Products, including any facilities where any such products are produced, processed, packaged or stored, and neither the Company nor any of its subsidiaries has, within the last three (3) years, either voluntarily or at the request of any governmental entity, initiated or participated in a recall or field upgrade of any such product, except as noted in Schedule 4.19(e).

                  (f) The Company has conducted all of its clinical trials with respect to the Company Products with reasonable care and in accordance with all applicable laws, rules, regulations and policies, and the stated protocols for such clinical trials.

                  (g) All filings with and submissions to the HHS, FDA, CMS, OIG and any similar regulatory entity in any other jurisdiction made by the Company or any of its subsidiaries with regard to the Company Products, whether oral, written or electronically delivered, were true, accurate and complete in all material respects as of the date made, and, to the extent required to be updated, have been updated to be true, accurate and complete in all material respects as of the date of such update, and to the knowledge of the Company such filings, submissions and updates comply with all regulations of the HHS, FDA, CMS, OIG or such similar regulatory entity regarding material misstatements and omissions to state material facts.

         4.20 LIST OF MATERIAL CONTRACTS AND OTHER DATA. Set forth on Schedule
4.20 is a complete list of the following contracts and agreements to which the Company or any of its subsidiaries is a party or by which its or their assets or business or operations may be bound or affected (collectively, the "MATERIAL CONTRACTS"): (i) all material contracts, as defined by Item 601 of Regulation S-K, (ii) all material distribution and supply agreements and (iii) all other contracts, agreements or arrangements which are material to the Company and its subsidiaries, taken as a whole, or to the business or operations of the Company and its subsidiaries, or the absence of which would, individually or in the aggregate, have a Material Adverse Effect, and, in each case, which are not directed sales agreements. Each of the Material Contracts is legal, valid and binding and in full force and effect, and none of the Company, any of its subsidiaries nor, to the knowledge of the Company, any other party to such Material Contract is in violation of or in default in the performance, observance or fulfillment of any material obligation, agreement, covenant or condition contained therein, except as would not, individually in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 4.20, the Company has not received any notice from any party to any Material Contract (i) stating that such party intends not to perform, observe or fulfill any of its obligations, agreements, covenants or conditions under such Material Contract, or (ii) claiming that the Company or any of its subsidiaries is in violation or breach of, or default under, any Material Contract. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the execution of the Transaction Documents nor the consummation of any transaction contemplated thereby shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the rights of the

Company or any of its subsidiaries under any Material Contract. The Company has furnished or made available to ComVest true and complete copies of all Material Contracts, including any and all amendments thereto.

         4.21 TAX MATTERS. Except as set forth in Schedule 4.21 or as would not, individually or in the aggregate, have a Material Adverse Effect:

                  (a) The Company has prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports (collectively, the "RETURNS") relating to any and all Taxes concerning or attributable to the Company, its subsidiaries or its or their operations required to be filed by the Company or any of its subsidiaries for the period prior to the date hereof, and such Returns are true and correct in all material respects and have been completed in accordance with applicable laws, rules and regulations.

                  (b) The Company (i) has paid or accrued all Taxes it is required to pay or accrue, and (ii) will have withheld and timely remitted with respect to its employees all federal and state income taxes, FICA, FUTA, and other Taxes required to be withheld and remitted.

                  (c) Neither the Company nor any of its subsidiaries has been delinquent in payment of any Tax, nor is there any Tax deficiency outstanding, assessed or, to the Company's knowledge, proposed against the Company or any of its subsidiaries in writing; nor has the Company or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (d) No audit or other examination of any Returns of the Company or any of its subsidiaries is presently in progress; nor has the Company or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

                  (e) None of the Company or any of its subsidiaries has any liabilities for any unpaid federal, state, local or foreign Taxes which have not been accrued or reserved against on the Company's balance sheets, whether asserted or unasserted, contingent or otherwise.

                  (f) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort on the assets of the Company or any of its subsidiaries relating to or attributable to Taxes other than liens for taxes and assessments which are not yet due and payable or which are being actively contested in good faith with the appropriate taxing authority.

                  (g) The Company has no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes, which, if adversely determined, would result in any lien, pledge, charge, claim, security interest or other encumbrances on any assets of the Company or any of its subsidiaries.

                  (h) None of the Company's or any of its subsidiaries' assets are treated as "tax-exempt use property" within the meaning of Section 168 of the Code.

                  (i) None of the Company or any of its subsidiaries has filed a consent agreement under Section 341(f) of the Code concerning collapsible corporations or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

                  (j) None of the Company or any of its subsidiaries is a party to a tax sharing or allocation agreement; nor does the Company or any of its subsidiaries owe any amount under any such agreement.

                  (k) Within the past five calendar years, neither the Company nor any subsidiary of the Company has distributed stock of a controlled corporation pursuant to Section 355 of the Code nor had its stock distributed by another corporation pursuant to Section 355 of the Code.

                  (l) None of the Company or any of its subsidiaries has liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise.

         4.22     REAL PROPERTY; TITLE TO ASSETS.

                  (a) None of the Company or any of its subsidiaries owns, or has in the past ten (10) years owned, any real property.

                  (b) Schedule 4.22(b) lists each parcel of real property currently leased or subleased by the Company or any of its subsidiaries, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Subsidiary in connection therewith and each amendment to any of the foregoing (collectively, the "LEASE DOCUMENTS"). True, correct and complete copies of all Lease Documents have been delivered to ComVest. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all such current leases and subleases are in full force and effect and are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any of its subsidiaries or, to the Company's knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

                  (c) There are no contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company or any of its subsidiaries for the purposes for which it is currently being used. There are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any of its subsidiaries other than those that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (d) Except as set forth in Schedule 4.22(d) or as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any liens or other encumbrances, except for such imperfections of title, if any, that do not interfere with the present value of the subject property.

         4.23 RIGHTS AGREEMENT EXPIRED. The Rights Agreement has expired by its terms, there are no longer any Rights issued or exercisable under the Rights Agreement, and none of the execution or delivery of this Agreement or the other Transaction Documents or the exercise of the Warrant to acquire the Warrant Shares or the consummation of any other transaction contemplated by the Transaction Documents will result in (i) the occurrence of the "flip-in event" described under Section 11 of the Rights Agreement, (ii) the occurrence of the "flip-over event" described in Section 13 of the Rights Agreement, or (iii) the Rights under the Rights Agreement becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing shares of Common Stock.

         4.24 COMPANY PRODUCTS. Except as disclosed in the SEC Reports or as set forth in Schedule 4.24 and as would not, individually or in the aggregate, have a Material Adverse Effect, each product manufactured, sold, leased or delivered by the Company or any of its subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and to the Company's knowledge, neither the Company nor any of its subsidiaries has any claims outstanding for the replacement or repair of such products or other damages in connection therewith. Except as set forth in the SEC Reports filed prior to the date of this Agreement or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any liabilities or obligations arising out of any injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company or any of its subsidiaries.

         4.25 CERTAIN BUSINESS PRACTICES. None of the Company, any of its subsidiaries or, to the Company's knowledge, any directors or officers, agents or employees of the Company or any of its subsidiaries, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

         4.26 INTERESTED PARTY TRANSACTIONS. Except as set forth in Schedule 4.26, no director, officer or other Affiliate of the Company or any of its subsidiaries has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or any of its subsidiaries furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any of its subsidiaries, any goods or services; (iii) a beneficial interest in any contract or agreement disclosed in the Disclosure Schedules; or (iv) any contractual or other arrangement with the Company or any of its subsidiaries; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 4.26. The Company and its subsidiaries have not, since December 31, 2003, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

                                    ARTICLE 5
                          COVENANTS AND ACKNOWLEDGMENTS

         5.1      TRANSFER RESTRICTIONS.

                  (a)    ComVest acknowledges and agrees that until thirty
(30) days after the expiration of the Post-Closing Commitment, it may not assign or transfer any Note or any rights or obligations thereunder. After such date, the Notes may only be transferred in amounts of at least $1,000,000 and upon fifteen (15) days prior written notice to the Company. Neither the Notes nor any interest or participation therein may be assigned or transferred to Hologic, Inc., General Electric Medical Systems, Philips Medical Systems, Ethicon Endo-Surgery, Inc. or Siemens Medical Solutions; to any other business or entity which directly or indirectly engages in the business of developing, designing, manufacturing, supplying and/or distributing diagnostic medical imaging products competitive with any of the Company's then current product lines; to Morgan Nields or any business or entity in which he is employed or is otherwise involved or has a greater than 5% ownership interest; or to any Affiliate of any of the foregoing. Notwithstanding the foregoing, ComVest shall be entitled to transfer all or any portion of the Notes to its Affiliates or to make a distribution of all or any portion of the Notes to its members.

                  (b) ComVest acknowledges and agrees that, except as provided in the Registration Rights Agreement, (i) none of the Securities has been, or is being, registered under the Securities Act, and such Securities may not be transferred unless (A) subsequently registered thereunder, or (B) they are transferred pursuant to an exemption from such registration; and (ii) any sale of the Securities made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule, accompanied by a legal opinion obtained by ComVest which is reasonably satisfactory to the Company's legal counsel. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The provisions of Sections 5.1 and 5.2 hereof, together with the rights and obligations of ComVest under the Transaction Documents, shall be binding upon any subsequent transferees of the Securities.

         5.2 RESTRICTIVE LEGEND. ComVest acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or ComVest demonstrates to the reasonable satisfaction of the Company and its legal counsel that such registration shall no longer be required, the Notes and certificates evidencing the Securities shall bear a restrictive legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL (IN FORM AND FROM COUNSEL) OR OTHER EVIDENCE REASONABLY

                  SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act and such sale or transfer is effected. ComVest agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

         5.3 DISCLOSURE OF TRANSACTION. The Company shall issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable after the Closing but in no event later than one (1) business day after Closing. The Company shall also file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Initial Note, the Warrant and the Security Agreement) as soon as practicable following the date of execution of this Agreement but in no event more than four
(4) business days following the date of execution of this Agreement. The Company will provide ComVest and its counsel sufficient opportunity to review and provide comments to such press release and Form 8-K.

         5.4 LOCK-UP OF EXECUTIVE OFFICER AND DIRECTOR SHARES. The Company will use its best efforts to cause Harris Ravine and David Kirwan and each of its directors to enter into the Lock-Up Agreement substantially in the form of Exhibit E.

         5.5 SALES OF COMPANY SECURITIES. ComVest agrees that for the shorter of
(i) a period of three (3) years after Closing or (ii) until the Post-Closing Commitment is no longer outstanding, the Warrant has been exercised in full and all of the Warrant Shares have been sold, it will not, and will cause its Affiliates not to, sell short, sell short against the box, engage in other similar derivative transactions or otherwise effect any sales of securities of the Company except for sales which are covered through the delivery of the Warrant Shares.

         5.6 REPORTING STATUS. The Company's Common Stock is registered under
Section 12(g) of the Exchange Act. So long as ComVest beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         5.7 USE OF PROCEEDS. The Company will use the net proceeds from the sale of the Initial Note (a) first, to pay in full all outstanding obligations of the Company to Silicon Valley Bank, in accordance with the payoff and release letter contemplated by Section 6.8, and (b) second, for working capital needs, and will use the proceeds from the sale of the Second Note and any Additional Notes for general corporate purposes; provided, however, that without the prior written consent of ComVest, no proceeds of the Notes shall be used or applied to the payment of any judgment in or settlement of any litigation, arbitration or other proceeding or legal dispute relating to the Company.

         5.8 REGISTRATION RIGHTS. The Company acknowledges that with respect to the Warrant Shares, it has provided ComVest with certain registration rights under the Securities Act as set forth in the Registration Rights Agreement.

         5.9 RESERVATION OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS. The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the full exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the full exercise of the Warrants.

         5.10 COVENANT AS TO COMMON STOCK. The Company covenants that all shares of Common Stock which may be issued upon exercise of the Warrants will, upon issuance pursuant to the terms of the Warrants, be duly authorized, validly issued, fully paid and nonassessable.

         5.11 AFFIRMATIVE COVENANTS. For so long as any of the Notes or the Post-Closing Commitment is outstanding, the Company shall, and shall cause each of its subsidiaries to:

                  (a) Do or cause to be done all things necessary to at all times (i) preserve, renew and keep in full force and effect its corporate or other legal existence and all material rights, permits and franchises, (ii) comply with its covenants and agreements in this Agreement and the other Transaction Documents, (iii) maintain, preserve and protect all of its material property (including all Owned Intellectual Property) used or useful in the conduct of its business and keep same in good repair, working order and condition (reasonable wear and tear excepted), and from time to time make or cause to be made all needed and proper repairs, renewals, replacements, betterments and improvements thereto, (iv) maintain insurance of such types, in such amounts and against such hazards as is legally required and/or as is reasonable, prudent and customary for businesses of similar size and scope and similarly situated, and with respect to all such insurance (other than workers' compensation insurance), name ComVest as loss payee and/or additional insured as its interests appear, and provide for ComVest to receive written notice thereof at least thirty (30) days prior to any cancellation, modification or non-renewal of the subject policy, and (v) comply in all material respects with all laws, rules, regulations and other legal requirements applicable to its business operations, whether now in effect or hereafter enacted, promulgated or issued;

                  (b) File, pay and discharge, or cause to be filed, paid and discharged, all material taxes, assessments and governmental charges or levies imposed upon it or its income and profits or any of its property or any part thereof, before the same shall become in default, as well as all material lawful claims for labor, materials, supplies and otherwise, which, if unpaid when due, might become a lien or charge upon such property or any part thereof; provided, that the Company and its subsidiaries shall not be required to pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto, and payment with respect to such tax, assessment, charge, levy or claim shall be made before any of the Company's or any of its subsidiaries' property is seized or sold in satisfaction thereof;

                  (c) Give prompt written notice to ComVest of (i) any proceedings instituted against the Company or any of its subsidiaries in any federal or state court or before any commission or other regulatory body (whether federal, state or local) which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect, and (ii) the occurrence of any Default or Event of Default, and the action taken or proposed to be taken with respect thereto;

                  (d) Furnish to ComVest: (i) promptly after filing with the SEC, all annual, quarterly and other periodic reports, and all current reports, relating to the Company, with all financial information contained therein to be prepared and presented in compliance with all applicable rules and regulations; (ii) concurrently with the delivery of each annual report described in the foregoing clause (i), a certificate from the independent certified public accountants for the Company, in form and content reasonably satisfactory to ComVest, certifying that, in connection with their audit, which was performed to express an opinion on such financial statements, such accountants either do not have knowledge of the existence of any Event of Default under Sections 5.11(i) and 5.12(1) or, to their knowledge, the extent of such Event of Default; (iii) promptly after distribution to the Company's stockholders, copies of all proxy materials, reports and other information provided by the Company to its stockholders; (iv) within fifteen (15) days of the end of each calendar month, a certificate signed on behalf of the Company by its Chief Financial Officer, certifying that he has examined the provisions of this Agreement and the Notes, and that to his knowledge, no Default or Event of Default has occurred or is continuing; (v) promptly after receipt from the FDA, a copy of any Form 483 received by the Company in connection with the FDA audit; and (vi) promptly, from time to time, such other non-confidential information regarding the Company and/or its subsidiaries as ComVest may reasonably request;

                  (e) Maintain centralized books and records regarding all of the Company's business operations at the Company's principal place of business, and permit agents or representatives of ComVest to inspect, at any time during normal business hours, upon reasonable notice, and without undue disruption of the Company's business, all of the Company's and its subsidiaries' various books and records, and to make copies, extracts, abstracts and/or reproductions thereof;

                  (f) Maintain a standard system of accounting in order to permit the preparation of financial statements in accordance with GAAP, consistently applied;

                  (g) In the event of any discharge, spill, injection, escape, emission, disposal, leak or other release of Hazardous Substances on any real property owned or leased by the Company or any of its subsidiaries, which is not authorized by an Environmental Permit, and which requires notification to or the filing of any report with any federal, state or local governmental agency, the Company shall promptly notify ComVest thereof, and shall comply with the notice requirements of any applicable governmental agency, and take all steps necessary to promptly clean up such discharge, spill, injection, escape, emission, disposal, leak or other release in accordance with all applicable Environmental Law;

                  (h) Cause Harris Ravine and David Kirwan to continue to be employed or to function as the senior executive officers of the Company, unless a successor to any of them is appointed within ninety (90) days of the termination of such individual's employment, each such successor to be reasonably satisfactory to ComVest; and

                  (i) Achieve EBITDA of not less than the amount set forth below for each period indicated:

                 Quarter Ending                           Minimum EBITDA
                 --------------                           --------------
                 March 31, 2005                           $(2,000,000)
                 June 30, 2005                            $(1,000,000)
                 September 30, 2005                       $750,000
                 December 31, 2005                        $750,000
                 March 31, 2006, and                      $1,000,000
                 each quarter thereafter

         5.12 NEGATIVE COVENANTS. For so long as any of the Notes or the Post-Closing Commitment is outstanding, the Company hereby agrees that it will not (and that no subsidiary of the Company will), without the prior written consent of ComVest (which consent shall not be unreasonably withheld):

                  (a)    Materially change the nature of the Company's business;

                  (b) Sell, assign, transfer, lease or otherwise convey all or any substantial portion of the assets of the Company outside of the ordinary course of business, or enter into any agreement of consolidation or merger or agree to any share exchange;

                  (c) Incur any Indebtedness (exclusive of Indebtedness under the Notes) in excess of $1,000,000 in the aggregate at any time outstanding, or become a guarantor or otherwise liable (contingently or otherwise) for any Indebtedness (other than endorsements of negotiable instruments for collection in the ordinary course of business), except for (i) Indebtedness incurred to prepay the Notes in full (provided that, in conjunction with such prepayment, the Company shall affirmatively release ComVest from all further funding obligations in respect of the Post-Closing Commitment), and (ii) current liabilities incurred in the ordinary course of business consistent with past practices; or permit to exist any lien or other encumbrance on any of its assets or properties except as may be permitted pursuant to the Security Agreement;

                  (d) Become subject to (including, without limitation, by way of amendment to or modification of), any agreement or instrument, which by its terms would conflict with or materially restrict the Company's right to perform the provisions of this Agreement or any other Transaction Document;

                  (e) Redeem or repurchase any securities of the Company (other than the Notes) or set aside any funds therefor;

                  (f) Declare or pay any dividends or other distributions on the capital stock of the Company, or set aside any funds therefor;

                  (g) Increase or agree to increase the compensation payable or to become payable to Harris Ravine or David Kirwan other than reasonable increases consistent with past practices;

                  (h) Enter into any non-ordinary course agreement, directly or indirectly, with officers, employees, stockholders, directors or Affiliates of the Company, other than employment agreements, compensation arrangements, stock options or other service-related transactions that are approved or ratified by a majority of the disinterested members of the Board of Directors;

                  (i) Make any investments in, or otherwise acquire or hold securities of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other person, except (i) existing investments in the Company's subsidiaries, and loans by the Company to existing subsidiaries, up to a maximum aggregate principal amount of $7,730,000 at any time outstanding, (ii) advances to employees of the Company or its subsidiaries for business expenses not to exceed at any time $25,000 in the aggregate, (iii) recoverable draws not to exceed $100,000 in the aggregate to sales representatives employed by the Company against commissions to be payable to such representatives on sales completed but not yet collected, and (iv) temporary short-term investments in obligations of the United States or certificates of deposit of commercial banks reasonably satisfactory to ComVest, having a maturity not more than one (1) year after the date of acquisition thereof;

                  (j) Initiate the voluntary dissolution or winding up or reorganization of the Company;

                  (k) Agree, consent, permit or otherwise undertake to amend any of the terms or provisions of the Company's or any of its subsidiaries' certificate of incorporation, by-laws or other organizational documents in a manner which may impair in any respect any of ComVest's rights under any of the Transaction Documents;

                  (l) Make aggregate Capital Expenditures (whether through cash purchase, principal payments under capitalized leases or purchase money financing, or otherwise) in any fiscal year of the Company in excess of $1,250,000 in the aggregate for the Company and all of its subsidiaries; or

                  (m)    Change its fiscal year.

         5.13 BOARD OF DIRECTORS. Until such time as (i) the Notes shall have been paid off in full and (ii) either (A) all of the Warrant Shares shall have been registered for resale by ComVest pursuant to either Section 2 or Section 3 of the Registration Rights Agreement and shall be freely sellable by ComVest or
(B) the Registration Rights Agreement shall have been terminated pursuant to clause (b) of Section 13 thereof):

                  (a) The Board of Directors shall consist of not more than six (6) members (subject to the last sentence of this paragraph (a)) and ComVest shall have the right to nominate one (1) individual for election to the Board of Directors (the "COMVEST DIRECTOR"). The ComVest Director shall be entitled to participate in all compensation plans available to non-management directors and shall be covered by any director insurance provided by the Company to the other directors. The Company will cause the Class II slate of Directors presented to the stockholders of the Company for election to the Board of Directors to include the ComVest Director, and the Company shall recommend that the stockholders of the Company vote their shares in favor of the election of the ComVest Director. If the stockholders of the Company shall fail to elect the named ComVest Director to the Board of Directors, then the Board of Directors shall (i) fill such vacancy with another individual nominated by ComVest or (ii) if there is no vacancy, immediately increase the number of Directors of the Company by one (1) and appoint such other ComVest nominee to the Board of Directors.

                  (b) In addition, ComVest shall have the right to appoint one (1) individual as a nonvoting and nonparticipating observer representative (the "COMVEST OBSERVER") at all meetings of the Board of Directors and committees thereto. The Company shall provide the ComVest Observer, concurrently with the members of the Board of Directors, and in the same manner, copies of all notices, minutes, consents, materials and other information provided to or to which the Company's directors have access; provided however, that the ComVest Observer shall agree to hold in confidence any non-public confidential information so provided; and provided further, that the Company shall have the right to request that the ComVest Observer not participate in any portion of any Board of Directors meeting in which the Board of Directors determines that (a) the ComVest Observer's presence would threaten the Company's ability to claim attorney-client privilege with respect to the matters being discussed, (b) the subject matter to be discussed by the Board of Directors involves an actual conflict of interest between the Company and the ComVest Observer, as reasonably determined in good faith by the Board of Directors, or (c) the ComVest Observer's presence would cause the Company to breach confidentiality provisions to which the Company is bound. Meetings to be held by telephone conference and actions to be taken by written consent shall not be prohibited, provided that the ComVest Observer shall be given notice of such meeting or a copy of each written consent at the same time as provided to the Company's directors. The ComVest Observer shall receive no compensation, except that the Company will reimburse out-of-pocket expenses of the ComVest Observer in the same manner as the directors of the Company.

         5.14 REMOVAL OR RESIGNATION OF COMVEST DIRECTOR. As long as ComVest has any right to nominate a person for election to the Board of Directors, as specified in Section 5.13(a), at any time at which a vacancy shall be created on the Board of Directors as a result of the death, disability, retirement, resignation, removal or otherwise of the ComVest Director, ComVest shall be entitled to nominate another individual to fill the vacancy and the Company will cause such individual to become a member of the Board of Directors until the next succeeding annual meeting of the stockholders of the Company, at which time the provisions of Section 5.13(a) shall apply.

         5.15 CONSULTING ARRANGEMENT. ComVest will assist the Company in identifying potential strategic partners, merger or acquisition candidates or acquisition targets. In the event that ComVest introduces a joint venture partner, a merger or acquisition partner or an acquisition target to the Company, then, at the closing of such transaction, the Company shall pay to ComVest a cash fee equal to 1% of the transaction value (which shall include not only amounts paid for equity interests or for assets, but assumed Indebtedness as well) less (i) an amount equal to the Financing Fee, Commitment Fee and Additional Note financing fees theretofore paid (provided, this clause (i) shall apply only until such time as an amount equal to such Financing Fee, Commitment Fee and Additional Note financing fees shall have been fully deducted from the fees contemplated by this Section 5.15) and (ii) an amount equal to any investment banking fairness opinion fees necessary to complete such transaction, provided that the fee payable to ComVest under this
Section 5.15 shall be at least $500,000 in connection with a Sale of the Company (as defined in the Notes) or any transaction or series of related transactions in which any person other than ComVest acquires from the Company, directly or indirectly, equity interests in the Company possessing more than 30% of the voting power of all outstanding equity interests in the Company.

                                    ARTICLE 6
                                     CLOSING

         The parties will take the following actions at Closing:

         6.1 EXECUTION AND DELIVERY OF TRANSACTION DOCUMENTS. Each of ComVest and the Company shall execute each of the Transaction Documents to which it is a party and any and all ancillary documents thereto and deliver the same to the other party. In addition, the Company shall deliver to ComVest executed copies of Lock-Up Agreements, substantially in the form of Exhibit E, as executed by Harris Ravine and David Kirwan and each of the directors of the Company.

         6.2 PAYMENT OF PURCHASE PRICE. ComVest shall pay to the Company the Initial Note Purchase Price, by wire transfer of immediately available funds payable to the Company.

         6.3 PAYMENT OF FINANCING FEE AND COMMITMENT FEE; REIMBURSEMENT OF COMVEST EXPENSES. The Company shall pay to ComVest the Financing Fee, the Commitment Fee and the ComVest Expenses, by wire transfer of immediately available funds payable to ComVest.

         6.4 OFFICERS' CERTIFICATE. The Company shall deliver a certificate executed by the President or the Chief Executive Officer of the Company and by the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in the Transaction Documents are accurate as of the Closing Date and that the Company has performed all of its covenants and agreements required to be performed under the Transaction Documents on or before the Closing Date.

         6.5 SECRETARY'S CERTIFICATE. The Company shall deliver a certificate of the Secretary of the Company, dated the Closing Date, (i) certifying the continued and valid existence of the Company, Fischer Imaging Europe SA, Societe anonyme ("FISCHER EUROPE") and Fischer Imaging Deutschland GmbH ("FISCHER INTERNATIONAL"), (ii) certifying that no amendments to the Company's Certificate of Incorporation have been approved or adopted by the Board of Directors or the stockholders of the Company since the date of the certificate specified in Section

6.6 below, (iii) certifying the attached copy of the By-laws of the Company as being a true, accurate and complete copy of the By-laws of the Company, (iv) certifying the total number of outstanding shares of Common Stock as of the Closing Date, (v) certifying the authorization of the Company's execution, delivery and performance of the Transaction Documents, and (vi) certifying the resolutions adopted by the Board of Directors authorizing the actions to be taken by the Company contemplated by the Transaction Documents.

         6.6 CERTIFICATE OF INCORPORATION. The Company shall deliver a copy of the Certificate of Incorporation (or equivalent organizational document) of the Company and each of its subsidiaries, certified by the Secretary of State (or equivalent governmental authority) of the jurisdiction of formation of each such entity as of a date not more than 10 business days prior to the Closing Date.

         6.7 GOOD STANDING CERTIFICATES. The Company shall deliver good standing certificates for the Company from Delaware and Colorado as of a date not more than five business days prior to the Closing Date and tax certificates of Fischer Europe and Fischer Deutschland from their respective jurisdictions of organization.

         6.8 PAY-OFF OF SILICON VALLEY BANK CREDIT FACILITY. The Company shall obtain from Silicon Valley Bank, and shall deliver to ComVest, a payoff and release letter, in form and substance reasonably satisfactory to ComVest, stating (a) the amounts (principal, interest, fees and other charges) required in order to pay in full all obligations of the Company to Silicon Valley Bank as of the Closing Date, and (b) that, upon receipt by Silicon Valley Bank of such stated payoff amount, all obligations of the Company to Silicon Valley Bank (other than inchoate indemnification obligations) shall be deemed satisfied and all liens and security interests securing the Company's obligations to Silicon Valley Bank shall be deemed released (with express authority to the Company to file or cause to be filed UCC termination statements and other releases in respect of all filed financing statements, collateral assignments and/or other filings with respect to such liens and security interests); and the Company shall utilize or direct the payment of a portion of the Initial Note Purchase Price to effect such full payoff of Silicon Valley Bank.

         6.9 APPOINTMENT OF COMVEST DIRECTOR. The Company shall cause its Board of Directors to elect the ComVest Director to the Board of Directors as a Class II Director.

                                    ARTICLE 7
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION OF COMVEST BY THE COMPANY. The Company hereby agrees to indemnify and hold harmless each of ComVest, its Affiliates, their investment advisors, their managing members, and each of their respective officers, managers, members, directors, partners, shareholders, and employees (collectively, the "COMVEST INDEMNITEES"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (including the reasonable fees and expenses of legal counsel) (collectively, "LOSSES"), to the extent arising out of or in connection with:

                  (i) any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the other Transaction Documents, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Transaction Documents; or

                  (ii) any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Transaction Documents, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Transaction Documents.

         7.2 INDEMNIFICATION OF THE COMPANY BY COM VEST. ComVest hereby agrees to indemnify and hold harmless the Company and its officers, directors and employees (collectively, the "COMPANY INDEMNITEES"), from and against any and all Losses to the extent arising out of or in connection with any misrepresentation, omission of fact or breach of any of ComVest's representations, warranties or covenants contained in this Agreement or the other Transaction Documents to which it is a party and any failure by ComVest to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Transaction Documents to which it is a party.

         7.3 THIRD PARTY CLAIMS. Promptly after receipt by either party hereto seeking indemnification pursuant to this Article 7 (an "INDEMNIFIED PARTY") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "CLAIM"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Article 7 is being sought (the "INDEMNIFYING PARTY") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld) settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

         7.4 NON-EXCLUSIVE REMEDIES. The parties' rights to indemnification under this Article 7 are in addition to, and not exclusive of, any and all other rights and remedies granted to the parties in the Transaction Documents, all of which may be exercised singly or concurrently.

                                    ARTICLE 8
                                    EXPENSES

         The Company covenants and agrees with ComVest that the Company shall pay or cause to be paid the following: (i) all expenses in connection with registration or qualification of the Warrant Shares for offering and sale under federal securities laws and state securities laws; (ii) a financing fee in the amount of $112,500 (the "FINANCING FEE"), which shall be fully earned by and payable to ComVest at Closing; (iii) a commitment fee in the amount of $50,000 (the "COMMITMENT FEE") in respect of the Post-Closing Commitment, which shall be fully earned by and payable to ComVest at Closing; (iv) the additional financing fee in respect of purchases of the Second Note and Additional Notes, which shall be fully earned by and payable to ComVest in accordance with Section 2.3(c); and
(v) all reasonable costs and expenses incident to the performance of ComVest' s obligations hereunder which are not otherwise specifically provided for in this Section, including the fees and disbursements of ComVest's counsel and due diligence expenses, which payment or reimbursement shall not exceed $100,000 (the "COMVEST EXPENSES"). Other than as set forth in this Article 8, each of the parties hereto agrees that it shall each be responsible for and pay its own expenses and fees, including all legal, accounting and other professional fees, associated with the transactions contemplated by Transaction Documents.

                                    ARTICLE 9
                                    SURVIVAL

         The representations and warranties of the Company and ComVest shall survive the Closing until eighteen (18) months following the Closing Date; provided, that the representations and warranties set forth in Sections 3.1, 3.7, 3.8, 4.1, 4.2, 4.3, 4.4 and 4.5 shall survive indefinitely. The agreements and covenants of the Company and ComVest, including the covenants and acknowledgments under Article 5 and the indemnification obligations under
Article 7, shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder until such time as is specified in the applicable provision or, if no time is specified, indefinitely.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to conflicts of laws issues. Each of the parties submits to the jurisdiction of the federal courts whose district encompass the Borough of Manhattan, City of New York or the state courts of the State of New York sitting in the Borough of Manhattan, City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         10.2 COUNTERPARTS. This Agreement may be signed in two or more counterparts (and by facsimile), each of which shall be deemed an original.

         10.3 HEADINGS. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

         10.4 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

         10.5 PARTIES IN INTEREST; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Except in connection with an assignment and transfer of the Notes in compliance with
Section 5.1 of this Agreement and the terms of the Notes, neither the Company nor ComVest shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, ComVest may assign its rights hereunder to any of its Affiliates.

         10.6 REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to ComVest by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that ComVest shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

         10.7 AMENDMENTS. This Agreement, including without limitation the Notes and Warrants, may be modified or amended in writing by the Company and ComVest. No waiver hereunder shall be effective unless in writing signed by the party to be charged therewith.

         10.8 MERGER. This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof, including, without limitation, the Term Sheet dated December 29, 2004.

         10.9 NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit


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


of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.


                 Company:                Fischer Imaging Corporation
                                         12300 N. Grant Street
                                         Denver, Colorado 80241
                                         ATTENTION:  Harris Ravine

                                         Telephone: (303) 450-4370
                                         Facsimile: (303) 252-4256

                 with a copy to:         Ronald R. Levine, II
                                         Davis Graham & Stubbs LLP
                                         1550 Seventeenth Street, Suite 500
                                         Denver, Colorado 80202-1500

                                         Telephone: (303) 892-9400
                                         Facsimile: (303) 893-1379

                 ComVest: ComVest Investment Partners II LLC One North Clematis, Suite 300
                                         West Palm Beach, Florida 33401
                                         ATTENTION: Carl Kleidman

                                         Telephone:  (561) 868-6070
                                         e-mail:  Carlk@ComVest.com

                 with a copy to:         Greenberg Traurig, LLP
                                         200 Park Avenue
                                         New York, New York 10166
                                         ATTENTION:  Alan Annex
                                                     and Kenneth A. Gerasimovich

                                         Telephone: (212) 801-9200
                                         Facsimile: (212) 801-6400


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


         10.10 WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.10.

                            [REMAINDER OF PAGE BLANK]


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


         IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.

                                COMPANY:

                                FISCHER IMAGING CORPORATION


                                By:
                                   --------------------------------------------
                                   Name:   Harris Ravine
                                   Title:  President and Chief Executive Officer


                                COMVEST INVESTMENT PARTNERS II LLC


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


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